EX 23

Form 11-K for 2005

File No. 1-8610

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-99359) pertaining to The Southern New England Telephone Company Tax Reduction Act Stock Ownership Plan of our report dated June 20, 2006, with respect to the financial statements and supplemental schedules of The Southern New England Telephone Company Tax Reduction Act Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ ERNST & YOUNG LLP

San Antonio, Texas

Date: June 23, 2006